Exhibit 99.1

QuickLogic Reports Second Quarter Fiscal 2023 Results

and Affirms Its Expectation for Full Year Profitability

SAN JOSE, Calif. – August 14, 2023 - QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”), a developer of embedded FPGA (eFPGA) IP, ruggedized FPGAs and Endpoint AI solutions, today announced its financial results for the fiscal second quarter ended July 2, 2023.

Highlights

•	Significant revenue contribution from the next, executed phase of the large eFPGA contract we announced in 2022 is expected during the second half of 2023
•	Sales funnel grew to a record $140 million, with conversion expected to accelerate during the second half of 2023
•	Top-tier microcontroller company is in the final stages of integrating its private label version of SensiML AI/ML solutions across its broad product line
•	Our first 12nm eFPGA IP core expected to be completed this quarter

“While the timing of the award for the next phase of the large eFPGA contract negatively impacted our second quarter results, with this next, substantially larger contract phase fully executed and new bookings generated from our growing sales funnel, we reaffirm full year revenue growth will be above 30%,” said Brian Faith, CEO of QuickLogic. “In addition to accelerated revenue growth, we also are affirming our expectation that we will report second half and full year non-GAAP profitability for 2023.”

Fiscal Second Quarter 2023 Financial Results

Total revenue for the second quarter of fiscal 2023 was $2.9 million, a decrease of 29.3% compared with the first quarter of 2023, and a decrease of 35.7% compared with the second quarter of 2022.

New product revenue was approximately $2.2 million in the second quarter of 2023, a decrease of $0.9 million, or 26.9%, compared with the first quarter of 2023, and a decrease of $0.9 million, or 28.7%, compared with the second quarter of 2022. The completion of the $6.9 million government contract in the second quarter and the delay of the add-on contract led to the lower than anticipated revenue.

Mature product revenue was $0.7 million in the second quarter of 2023, a decrease of $0.4 million, or 36.2%, compared with the first quarter of 2023. Mature product revenue in the second quarter of 2023 decreased 51.2% compared to the second quarter of 2022.

Second quarter 2023 GAAP gross margin was 41.2% compared with 57.8% in the first quarter of 2023, and 56.0% in the second quarter of 2022. The decrease in gross margins was primarily related to revenue volatility resulting from delays in starting new phases of an existing contract.

Second quarter 2023 non-GAAP gross margin was 44.2% compared with 59.7% in the first quarter of 2023, and 58.6% in the second quarter of 2022.

Second quarter 2023 GAAP operating expenses were $3.4 million compared with $3.5 million in the first quarter of 2023, and $3.2 million in the second quarter of 2022.

Second quarter 2023 non-GAAP operating expenses were $2.9 million compared with $2.9 million in the first quarter of 2023, and $2.8 million in the second quarter of 2022.

Second quarter 2023 GAAP net loss was $2.3 million, or $0.17 per share, compared with a net loss of $1.2 million, or $0.09 per share, in the first quarter of 2023, and a net loss of $0.5 million, or $0.04 per share, in the second quarter of 2022.

Second quarter 2023 non-GAAP net loss was $1.7 million, or $0.12 per share, compared with a net loss of $0.5 million, or $0.04 per share, in the first quarter of 2023, and a net loss of $47 thousand, or $0.00 per share, in the second quarter of 2022.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time today, August 14, 2023, to discuss its current financial results. The conference call will be webcast on QuickLogic’s IR Site Events Page at https://ir.quicklogic.com/ir-calendar. To join the live conference, you may dial (877) 407-0792 and international participants should dial (201) 689-8263 by 2:20 p.m. Pacific Time. No Passcode is needed to join the conference call. A recording of the call will be available approximately one hour after completion. To access the recording, please call (412) 317-6671 and reference the passcode 13740059.

The call recording, which can be accessed by phone, will be archived through August 21, 2023, and the webcast will be available for 12 months on the Company's website.

About QuickLogic

QuickLogic is a fabless semiconductor company that develops low power, multi-core semiconductor platforms and Intellectual Property (IP) for Artificial Intelligence (AI), voice and sensor processing. The solutions include an embedded FPGA IP (eFPGA) for hardware acceleration and pre-processing, and heterogeneous multi-core SoCs that integrate eFPGA with other processors and peripherals. The Analytics Toolkit from the Company’s wholly owned subsidiary, SensiML Corporation, completes the end-to-end solution with accurate sensor algorithms using AI technology. The full range of platforms, software tools and eFPGA IP enables the practical and efficient adoption of AI, voice, and sensor processing across the multitude of mobile, wearable, hearable, consumer, industrial, edge and endpoint IoT (Internet of Things) applications. For more information, visit www.quicklogic.com and https://www.quicklogic.com/blog/.

QuickLogic uses its website (www.quicklogic.com), the company blog (https://www.quicklogic.com/blog/), corporate Twitter account (@QuickLogic_Corp), Facebook page (https://www.facebook.com/QuickLogic), and LinkedIn page (https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the Company’s website and its social media accounts in addition to following the Company’s press releases, SEC (Securities and Exchange Commission) filings, public conference calls, and webcasts.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes certain charges related to stock-based compensation, in calculating non-GAAP (i) loss from operations, (ii) net loss, (iii) net loss per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner like how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures and may not be calculated in the same manner as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable U.S. GAAP financial measures.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, expectations regarding our future business, and actual results may differ due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition by competitors; our ability to hire and retain qualified personnel; our ability to capitalize on synergies with our subsidiary SensiML Corporation; changes in product demand or supply; general economic conditions; political events, international trade disputes, natural disasters and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; the unpredictable and ongoing impact of the effects from the COVID-19 pandemic; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ materially from the results contemplated or implied are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/, and on the SEC website at www.sec.gov/. In addition, please note that the date of this press release is August 14, 2023, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We are not obliged to update these statements due to latest information or future events.

QuickLogic and logo are registered trademarks of QuickLogic. All other trademarks are the property of their respective holders and should be treated as such.

Company Contact

Elias Nader

Chief Financial Officer

(408) 990-4000

ir@quicklogic.com

IR Contact

Alison Ziegler

Darrow Associates, Inc.
(201) 220-2678
ir@quicklogic.com

CODE: QUIK-E

 –Tables Follow –

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2023	July 3, 2022	April 2, 2023	July 2, 2023	July 3, 2022
Revenue	$2,921	$4,541	$4,133	$7,054	$8,637
Cost of revenue	1,718	1,997	1,743	3,461	3,632
Gross profit	1,203	2,544	2,390	3,593	5,005
Operating expenses:
Research and development	1,505	1,190	1,629	3,134	2,523
Selling, general and administrative	1,924	1,981	1,861	3,785	4,118
Total operating expense	3,429	3,171	3,490	6,919	6,641
Loss from operations	(2,226)	(627)	(1,100)	(3,326)	(1,636)
Interest expense	(50)	(22)	(58)	(108)	(55)
Interest and other (expense) income, net	—	142	(63)	(63)	19
Loss before income taxes	(2,276)	(507)	(1,221)	(3,497)	(1,672)
Provision for (benefit from) income taxes	(7)	17	7	—	16
Net loss	$(2,269)	$(524)	$(1,228)	$(3,497)	$(1,688)
Net loss per share:
Basic and diluted	$(0.17)	$(0.04)	$(0.09)	$(0.26)	$(0.14)
Weighted average shares:
Basic and diluted	13,709	12,412	13,215	13,297	12,269

Note: Net loss equals to comprehensive loss for all periods presented.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	July 2, 2023	January 1, 2023
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$20,565	$19,201
Accounts receivable, net of allowance for doubtful accounts of $14 and $18, as of July 2, 2023 and January 1, 2023, respectively	937	2,689
Contract assets	1,013	1,987
Inventories	2,455	2,493
Prepaid expenses and other current assets	3,045	1,570
Total current assets	28,015	27,940
Property and equipment, net	2,183	465
Capitalized internal-use software, net	1,622	1,514
Right of use assets, net	1,338	1,397
Intangible assets, net	591	645
Non-marketable equity investment	300	300
Goodwill	185	185
Other assets	142	140
TOTAL ASSETS	$34,376	$32,586
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$15,000	$15,000
Trade payables	3,406	2,391
Accrued liabilities	1,965	1,509
Deferred revenue	294	272
Lease liabilities, current	914	850
Total current liabilities	21,579	20,022
Long-term liabilities:
Lease liabilities, non-current	441	544
Other long-term liabilities	181	125
Total liabilities	22,201	20,691
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000 authorized; 13,725 and 13,202 shares issued and outstanding as of July 2, 2023 and January 1, 2023, respectively	14	13
Additional paid-in capital	320,950	317,174
Accumulated deficit	(308,789)	(305,292)
Total stockholders’ equity	12,175	11,895
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,376	$32,586

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2023	July 3, 2022	April 2, 2023	July 2, 2023	July 3, 2022
US GAAP loss from operations	$(2,226)	$(627)	$(1,100)	$(3,326)	$(1,636)
Adjustment for stock-based compensation within:
Cost of revenue	88	117	78	166	173
Research and development	158	91	184	342	176
Selling, general and administrative	340	269	453	793	511
Non-GAAP loss from operations	$(1,640)	$(150)	$(385)	$(2,025)	$(776)
US GAAP net loss	$(2,269)	$(524)	$(1,228)	$(3,497)	$(1,688)
Adjustment for stock-based compensation within:
Cost of revenue	88	117	78	166	173
Research and development	158	91	184	342	176
Selling, general and administrative	340	269	453	793	511
Non-GAAP net loss	$(1,683)	$(47)	$(513)	$(2,196)	$(828)
US GAAP net loss per share, basic and diluted	$(0.17)	$(0.04)	$(0.09)	$(0.26)	$(0.14)
Adjustment for stock-based compensation	0.05	0.04	0.05	0.09	0.07
Non-GAAP net loss per share, basic and diluted	$(0.12)	$—	$(0.04)	$(0.17)	$(0.07)
US GAAP gross margin percentage	41.2%	56.0%	57.8%	50.9%	57.9%
Adjustment for stock-based compensation included in cost of revenue	3.0%	2.6%	1.9%	2.4%	2.0%
Non-GAAP gross margin percentage	44.2%	58.6%	59.7%	53.3%	59.9%

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q2 2023	Q2 2022	Q1 2023	Q2 2023 to Q2 2022	Q2 2023 to Q1 2023
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	76%	69%	74%	(29)%	(27)%
Mature products	24%	31%	26%	(51)%	(36)%
Revenue by geography:
Asia Pacific	16%	18%	17%	(46)%	(36)%
North America	81%	68%	80%	(23)%	(29)%
Europe	3%	14%	3%	(85)%	(7)%

_____________________

(1)

New products include all products manufactured on 180 nanometer or smaller semiconductor processes, eFPGA IP intellectual property, professional services, and QuickAI and SensiML AI software as a service (SaaS) revenue. Mature products include all products produced on semiconductor processes larger than 180 nanometer and includes related royalty revenue.